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                      IPALCO ENTERPRISES, INC.

          Exhibit 11.1 - Computation of Per Share Earnings

                For the Quarter Ended September 30, 1998

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QUARTER ENDED SEPTEMBER 30, 1998:
                                                                      Basic               Diluted
                                                                 ----------------       -------------

Weighted average number of shares
        Average common shares outstanding at September 30, 1998       44,954,149          44,954,149
        Dilutive effect for stock options at September 30, 1998            -                 651,262
                                                                 ----------------       -------------

        Adjusted weighted average shares at September 30, 1998        44,954,149          45,605,411
                                                                 ================       =============


Net income to be used to compute
   diluted earnings per share                                                 (Dollars in
                                                                               thousands)
       Net income                                                        $47,299             $47,299
                                                                 ================       =============

Earnings Per Share                                                         $1.05               $1.04
                                                                 ================       =============





               For the Nine Months Ended September 30, 1998

NINE MONTHS ENDED SEPTEMBER 30, 1998:
                                                                      Basic               Diluted
                                                                 ----------------       -------------

Weighted average number of shares
        Average common shares outstanding at September 30, 1998       44,905,675          44,905,675
        Dilutive effect for stock options at September 30, 1998            -                 666,075
                                                                 ----------------       -------------

        Adjusted weighted average shares at September 30, 1998        44,905,675          45,571,750
                                                                 ================       =============


Net income to be used to compute
   diluted earnings per share                                                 (Dollars in
                                                                               thousands)
       Net income                                                       $108,445            $108,445
                                                                 ================       =============


Earnings Per Share                                                         $2.41               $2.38
                                                                 ================       =============


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